UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2010

PILGRIM’S PRIDE CORPORATION

(Exact Name of registrant as specified in its charter)

Delaware	1-9273	75-1285071
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle Greeley, CO		80634-9038
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (970) 506-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 14, 2010, Pilgrim’s Pride Corporation (the “Company”) completed a sale of $500,000,000 aggregate principal amount of its 7.875% Senior Notes due 2018 (the “Notes”). The Company used the proceeds (net of fees and expenses incurred in connection with the offering) of approximately $480,000,000 from the sale of the Notes, together with cash in hand, to repay all indebtedness outstanding under the Term A loan commitments of the Company’s exit credit facility and, to the extent of the remaining proceeds, to repay a portion of the indebtedness outstanding under Term B-1 loan commitments of the exit credit facility.

The Notes were sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Notes.

The Notes are governed by, and were issued pursuant to, the Indenture dated as of December 14, 2010 by and among the Company, Pilgrim’s Pride Corporation of West Virginia, Inc. (the “Guarantor”), and The Bank of New York Mellon, as Trustee (the “Indenture”). The Indenture provides, among other things, that the Notes will bear interest at a rate of 7.875% per annum from the date of issuance until maturity, payable semi-annually in cash in arrears, beginning on June 15, 2011. The Notes are guaranteed on a senior unsecured basis by the Guarantor. In addition, any of the Company’s other existing or future domestic restricted subsidiaries (collectively with the Guarantor, the “Guarantors”), that incur or guarantee any other indebtedness (with limited exceptions) must also guarantee the Notes. The Notes and related guarantees are unsecured senior obligations of the Company and Guarantors and rank equally with all of the Company’s and Guarantors’ other unsubordinated indebtedness.

The Notes and the Indenture also contain customary covenants and events of default, including failure to pay principal or interest on the Notes when due, among others.

In connection with the completion of the sale of the Notes, on December 14, 2010, the Company entered into a Registration Rights Agreement with the representatives of the initial purchasers of the Notes (the “Registration Rights Agreement”). Under the Registration Rights Agreement, the Company agreed, subject to certain exceptions, within 270 days of the issue date of the Notes to file a registration statement with the Securities and Exchange Commission with respect to a registered offer to exchange the Notes for publicly registered notes (the “Exchange Offer Registration Statement”), or under certain circumstances, a shelf registration statement to cover resales of the Notes. The Company agreed to use commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act on or prior to 360 days from the issue date of the Notes.

If the Company does not comply with certain of its obligations under the Registration Rights Agreement, the affected Notes will bear additional interest on the principal amount of the affected Notes at a rate of 0.25% per annum of the principal amount of the Notes for the first 90-day period during which the registration default continues, increasing by 0.25% per annum with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of such additional interest for all registration defaults of 1% per annum of the principal amount of the affected Notes.

The foregoing description of the material terms of the Indenture and the Registration Rights Agreement is qualified in its entirety by reference to the Indenture and the Registration Rights Agreement, which are attached to this Current Report on Form 8-K as Exhibit 4.1 and Exhibit 4.2, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 above is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture dated as of December 14, 2010 among the Company, Pilgrim’s Pride Corporation of West Virginia, Inc. and The Bank of New York Mellon, as Trustee.

4.2	Registration Rights Agreement dated December 14, 2010 among the Company and the representatives of the initial purchasers of the Notes.

4.3	Form of Senior 7.875% Note due 2018 (included in Exhibit 4.1).

4.4	Form of Guarantee (included in Exhibit 4.1).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date: December 14, 2010	By:	/S/ GARY D. TUCKER
Gary D. Tucker
Principal Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture dated as of December 14, 2010 among the Company, Pilgrim’s Pride Corporation of West Virginia, Inc. and The Bank of New York Mellon, as Trustee.

4.2	Registration Rights Agreement, dated December 14, 2010 among the Company and the representatives of the initial purchasers of the Notes.

4.3	Form of Senior 7.875% Note due 2018 (included in Exhibit 4.1).

4.4	Form of Guarantee (included in Exhibit 4.1).

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